Exhibit 99.2

ZONE TECHNOLOGIES, INC.

Contents

Page

Condensed Financial Statements (Unaudited)

Balance Sheet as of June 30, 2016	1

Statement of operations for the six months ended June 30, 2016	2

Statement of stockholder’s deficit for the six months ended June 30, 2016	3

Statement of cash flows for the six months ended June 30, 2016	4

Notes to Financial Statements	5-7

ZONE TECHNOLOGIES, INC.

Condensed Balance Sheet (Unaudited)

(See accompanying notes to the condensed financial statements)

June 30, 2016
ASSETS
Current assets:
Cash	$8,772
Total assets	$8,772

LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$83,582
Total liabilities	83,582

STOCKHOLDER'S DEFICIT:
Preferred stock, $.001 par value, 10,000,000 shares authorized, no shares issued and outstanding	-
Common stock, $.001 par value, 500,000,000 shares authorized, 10,000,000 issued and outstanding	10,000
Additional paid-in capital	1,307,670
Accumulated deficit	(1,392,480)
Total stockholder's deficit	(74,810)
Total liabilities and stockholder's deficit	$8,772

ZONE TECHNOLOGIES, INC.

Condensed Statement of Operations (Unaudited)

(See accompanying notes to the condensed financial statements)

For the six months ended June 30, 2016

Revenues	$-

Operating expenses:
General and administrative	278,758
Research and development	29,142
307,900

Loss before taxes	(307,900)

Income taxes	-

Net loss	$(307,900)

ZONE TECHNOLOGIES, INC.

Condensed Statement of Stockholder's Deficit (Unaudited)

(See accompanying notes to the condensed financial statements)

For the six months ended June 30, 2016

					Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholder's
	Shares	Par Value	Shares	Par Value	Capital	Deficit	Deficit

Balance as of December 31, 2015	-	$-	10,000,000	$10,000	$1,036,277	$(1,084,580)	$(38,303)

Increase in additional paid in capital as a result of contributions from stockholder	-	-	-	-	271,393	-	271,393

Net loss	-	-	-	-	-	(307,900)	(307,900)
Balance as of June 30, 2016	-	$-	10,000,000	$10,000	$1,307,670	$(1,392,480)	$(74,810)

ZONE TECHNOLOGIES, INC.

Condensed Statement of Cash Flows (Unaudited)

(See accompanying notes to the condensed financial statements)

For the six months ended June 30, 2016

Cash flows from operating activities:
Net loss	$(307,900)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in operating liabilities:
Increase in accounts payable	45,204
Net cash used by operating activities	(262,696)

Cash flows from financing activities:
Stockholder contributions	271,393
Net cash provided by financing activities	271,393

Net increase in cash	8,697
Cash at beginning of period	75
Cash at end of period	$8,772

ZONE TECHNOLOGIES, INC.

Notes to Condensed Financial Statements (Unaudited)

(See accompanying condensed financial statements)

June 30, 2016

NOTE A - ORGANIZATION

Zone Technologies, Inc. is a Florida based Company engaged in the development and operation of the RedZone application available at no cost from the Apple iTunes™ store. The application provides users the safest travel routes in GPS map format based on crime data accumulated from government agencies and first-hand reports from a community of active users. Zone Technologies, Inc. was incorporated on October 27, 2015; all activities prior to that date were conducted by an affiliate. The Company commenced its software development activities on January 9, 2015 and as of June 30, 2016 had a version of the application available at the Apple iTunes™ store. All references to the “Company”, “we” or “management” in these condensed financial statements are to Zone Technologies, Inc.

NOTE B- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1]         Interim Condensed Financial Statements:

The accompanying unaudited financial statements for the six months ended June 30, 2016 have been prepared in accordance with generally accepted accounting principles applicable to interim financial information. Accordingly, they do not include all of the information and disclosures required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, such condensed financial statements include all adjustments (consisting of normal recurring accruals) necessary for the fair presentation of the condensed financial position and the condensed results of operations. The condensed results of operations for the period presented are not necessarily indicative of the results to be expected for the full year. The interim condensed financial statements should be read in conjunction with the Company’s annual financial statements.

[2]         Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[3]         Revenue recognition:

Revenue will be recognized when the services have been provided or delivered, the fees are determinable and collection is reasonably assured.

[4]         Research and development costs:

Research and development costs have been charged to expenses as incurred since the Company cannot ascertain as of June 30, 2016, the future economic benefits arising from the application. Any future capitalizable costs will be subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in software technologies. Costs that may be capitalized include direct costs, labor and related overhead associated with future development and enhancement of the software as application updates.

ZONE TECHNOLOGIES, INC.

Notes to Condensed Financial Statements (Unaudited)

(See accompanying condensed financial statements)

June 30, 2016

NOTE B- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[5]         Income taxes:

Income taxes are accounted for under the asset and liability method as stipulated by Accounting Standards Codification (“ASC”) 740, “Accounting for Income Taxes.” Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in the years in which those temporary differences are expected to be recovered or settled.

Under ASC 740, the effect on deferred tax assets and liabilities or a change in tax rate is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced to estimated amounts to be realized by the use of the valuation allowance. A valuation allowance is applied when in management’s view it is more likely than not (50%) that such deferred tax will not be utilized.

ASC 740 provides interpretative guidance for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In the unlikely event when an uncertain tax position arises in which the Company could incur income taxes, the Company would evaluate whether there is a probability that the uncertain tax position taken would be sustained upon examination by the taxing authorities. A liability for uncertain tax positions would then be recorded if the Company determined it is more likely than not that a position would not be sustained upon examination or if a payment would have to be made to a taxing authority.

As of June 30, 2016, the Company does not believe any uncertain tax positions exist that would result in the Company having a liability to the taxing authorities. The Company’s policy is to classify interest and penalties related to unrecognized tax benefits, if and when required, as part of interest expense and general and administrative expense, respectively, in the statement of operations.

[6]         Recent accounting pronouncements:

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”), No. 2014-09, “Revenue from Contracts with Customers” (topic 606), to replace the existing revenue recognition criteria for contracts with customers and to establish the disclosure requirements for revenue from contracts with customers. The amendments in this ASU are effective for annual reporting periods beginning after December 15, 2018 and interim reporting periods within annual reporting periods beginning after December 15, 2019. Earlier application is permitted only as of an annual reporting period beginning after December 15, 2016. Management is currently assessing whether the implementation of ASU 2014-09 will have any material effect on the Company’s condensed financial statements.

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements – Going Concern””, to provide guidance within GAAP requiring management to evaluate whether there is a substantial doubt about an entity’s ability to continue as a going concern and requiring related disclosures. The ASU is effective for annual periods ending after December 15, 2016. The Company is currently assessing the impact of the ASU, if any, on its condensed financial statements.

ZONE TECHNOLOGIES, INC.

Notes to Condensed Financial Statements (Unaudited)

(See accompanying condensed financial statements)

June 30, 2016

NOTE C- GOING CONCERN

The Company has an accumulated deficit of $1,392,480 as of June 30, 2016 and has a working capital deficit at June 30, 2016 of $74,810. The Company has incurred net losses since inception including a loss of $307,900 for the six months ended June 30, 2016. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  There is no guarantee as to whether the Company will be able to generate enough revenue and/or raise sufficient capital to support its operations. The ability of the Company to continue as a going concern is dependent on management’s plans which include continued funding by the stockholder and any other debt and equity financing.  On July 7, 2016, the Company agreed to be acquired. See note F. The condensed financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE D- RELATED PARTY TRANSACTIONS

The Company’s expenses for the six months ended June 30, 2016 were paid by the Company from the stockholder’s cash contributions to the Company. Total stockholder contributions for the six months ended June 30, 2016 amounted to $271,393.

NOTE E – RISKS AND CONCENTRATIONS

The Company’s business is subject to certain risks and concentrations including dependence on third-party technology providers and exposure to risks associated with online commerce security.

NOTE F – SUBSEQUENT EVENTS

On July 7, 2016, the Company entered into an agreement and plan of merger with Helios & Matheson Analytics Inc. a company listed in the NASDAQ under the symbol HMNY (“Acquirer”). Under the terms of the agreement the Company is to exchange all of its 10,000,000 issued and outstanding shares of common stock for 1,740,000 shares of the Acquirer’s common stock upon meeting certain pre-merger conditions outlined in the agreement. The Company will thereafter become a wholly owned subsidiary of the Acquirer at a merger consummation date to be agreed by the parties.

During the period from July 1, 2016 through the date the condensed financial statements were available to be issued, the stockholder has continued to fund the Company’s operations through capital contributions.

Management has performed an analysis of the activities and transactions subsequent to June 30, 2016 to determine the need for any adjustments to and/or disclosures within the condensed financial statements for the six months ended June 30, 2016. Management has performed their analysis through September 9, 2016, the date the condensed financial statements were available to be issued.